CERTIFICATION [Exhibit 99.906CERT]

Mark W. Giovanniello, Principal Executive Officer/President, and Steven J. Adams, Principal Financial Officer/Treasurer of Copeland Trust (the “Registrant”), each certify to the best of his/her knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended May 31, 2026, (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer		Principal Financial Officer/Treasurer
Copeland Trust		Copeland Trust

/s/ Mark W. Giovanniello		/s/ Steven J. Adams
Mark W. Giovanniello		Steven J. Adams
Date:	08/07/2026	Date:	08/07/2026

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.